SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 29, 1999



                           Penn National Gaming, Inc.
             (Exact name of Registrant as specified in its charter)


                             Pennsylvania 23-2234473
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)


                          825 Berkshire Blvd, Suite 200
                              Wyomissing, PA 19610
               (Address of principal executive offices) (Zip code)


                                  610-373-2400
               (Registrant's telephone number including area code)

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.


(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The following financial statements of The Racetrack Operations of International Thoroughbred Breeders, Inc. and Pennwood Racing Group are filed as part of this Current Report on Form 8-K:


                           The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                                    Contents


     Report of Independent Certified Public Accountants           3

     Combined financial statements
         Balance sheets                                         4-5
         Statements of income                                     6
         Statements of stockholder's equity                       7
         Statements of cash flows                               8-9

     Notes to combined financial statements                   10-20

Report of Independent Certified Public Accountants


To the Board of Directors
  International Thoroughbred Breeders, Inc.
Cherry Hill, New Jersey

We have audited the accompanying combined balance sheets of The Racetrack Operations of International Thoroughbred Breeders, Inc. (the "Company") as of June 30, 1997 and 1998, and the related combined statements of income, stockholder's equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The Racetrack Operations of International Thoroughbred Breeders, Inc. as of June 30, 1997 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As described in Note 2, on January 28, 1999 the Company completed the sale of Freehold Raceway, a ten-acre parcel of land and certain net assets of Garden State Park, and entered into a lease for its remaining Garden State Park facilities.


                                                  /s/BDo Seidman, LLP
                                                  BDO Seidman, LLP

Philadelphia, Pennsylvania
October 9, 1998

                           The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                             Combined Balance Sheets



                                                                                                      January 27,
                                                                           June 30,
                                                        ---------------------------------------
                                                                    1997                  1998          1999
-------------------------------------------------------------------------------------------------------------------
                                                                                                      (Unaudited)
Assets

Cash and cash equivalents                              $       1,991,707    $        3,166,902   $      2,394,420
Restricted cash and investments                                3,730,323             3,453,283          1,328,965
Accounts receivable                                            1,491,871             1,204,177          2,499,996
Prepaid expenses and other current assets                      1,218,743               844,930            363,930
Land and improvements held for sale, net                       6,762,809                    --                 --
-------------------------------------------------------------------------------------------------------------------

               Total current assets                           15,195,453             8,669,292          6,587,311

Land, buildings and equipment, net                            69,684,771            68,339,797         67,482,610

Deposits and other assets                                        235,129               248,142            245,644

Goodwill, net                                                  3,041,280             2,930,688          2,866,392
-------------------------------------------------------------------------------------------------------------------

Total assets                                           $      88,156,633    $       80,187,919   $     77,181,957
-------------------------------------------------------------------------------------------------------------------

            See accompanying notes to combined financial statements.

                           The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                             Combined Balance Sheets



                                                                                                      January 27,
                                                                           June 30,
                                                        ---------------------------------------
                                                                    1997                  1998          1999
-------------------------------------------------------------------------------------------------------------------
                                                                                                      (Unaudited)

Liabilities and Stockholder's Equity

Accounts payable                                      $        4,271,937   $         3,542,045   $      3,031,270
Accrued expenses                                               3,324,797             3,061,384          3,668,579
Purses payable                                                   658,835               752,011          1,235,480
Current maturities of long-term debt                           7,674,343             1,201,429          1,044,132
Deferred revenue                                               1,750,572             1,770,159          1,030,494
-------------------------------------------------------------------------------------------------------------------

             Total current liabilities                        17,680,484            10,327,028         10,009,955

Long-term debt, net of current maturities                     13,131,002            11,998,731         11,141,077
-------------------------------------------------------------------------------------------------------------------

Total liabilities                                             30,811,486            22,325,759         21,151,032
-------------------------------------------------------------------------------------------------------------------

Commitments and contingencies

Stockholder's equity
     Common stock                                                 26,400                26,400             26,400
     Additional paid-in capital                               65,115,865            61,227,145         56,603,726
     Accumulated deficit                                      (7,797,118)           (3,391,385)          (599,201)
-------------------------------------------------------------------------------------------------------------------

      Total stockholder's equity                              57,345,147            57,862,160         56,030,925
-------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholder's equity            $       88,156,633   $        80,187,919   $     77,181,957
-------------------------------------------------------------------------------------------------------------------

            See accompanying notes to combined financial statements.

                           The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                          Combined Statements of Income






                                                                                                      Period July 1,
                                                                      Year ended June 30,                   1998 to
                                                        ---------------------------------------          January 27,
                                                                    1997                  1998               1999
-------------------------------------------------------------------------------------------------------------------
                                                                                                      (Unaudited)
Revenues                                              $       68,431,882    $       68,636,449   $    38,295,517
-------------------------------------------------------------------------------------------------------------------

Expenses
     Cost of revenues
         Purses                                               23,120,176            22,370,695        13,115,586
         Operating expenses                                   35,531,034            31,794,410        16,525,480
         Depreciation and amortization                         1,579,903             1,665,206         1,078,701
     General and administrative expenses                       5,606,265             4,607,984         2,449,454
     Interest expense                                            944,791               855,421           472,112
-------------------------------------------------------------------------------------------------------------------

Total expenses                                                66,782,169            61,293,716        33,641,333
-------------------------------------------------------------------------------------------------------------------

Income before taxes                                            1,649,713             7,342,733         4,654,184

Income tax expense                                               660,000             2,937,000         1,862,000
-------------------------------------------------------------------------------------------------------------------

Net income                                            $          989,713    $        4,405,733   $     2,792,184
-------------------------------------------------------------------------------------------------------------------

            See accompanying notes to combined financial statements.

                           The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                   Combined Statements of Stockholder's Equity




                                                                        Additional
                                                         Common            Paid-In        Accumulated
                                                          Stock            Capital            Deficit              Total
----------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1996                              $    26,400   $     63,939,554   $     (8,786,831)   $    55,179,123

Net income                                                   --                 --            989,713            989,713
Parent company related activity                              --          1,176,311                 --          1,176,311
----------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1997                                   26,400         65,115,865         (7,797,118)        57,345,147

Gain on sale of land                                         --          1,687,096                 --          1,687,096
Net income                                                   --                 --          4,405,733          4,405,733
Parent company related activity                              --         (5,575,816)                --         (5,575,816)
----------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1998                                   26,400         61,227,145         (3,391,385)        57,862,160

Net income for the period July 1, 1998 to
     January 27, 1999 (unaudited)                            --                 --          2,792,184          2,792,184
Parent company related activity (unaudited)                  --         (4,623,419)                --         (4,623,419)
----------------------------------------------------------------------------------------------------------------------------

Balance, January 27, 1999 (unaudited)               $    26,400   $     56,603,726   $       (599,201)   $    56,030,925
----------------------------------------------------------------------------------------------------------------------------

            See accompanying notes to combined financial statements.

                           The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                        Combined Statements of Cash Flows




                                                                                                      Period July
                                                                                                       1, 1998 to
                                                                 Year Ended June 30,                  January 27,
                                                        ---------------------------------------
                                                                    1997                  1998               1999
-------------------------------------------------------------------------------------------------------------------
                                                                                                      (Unaudited)

Cash flows from operating activities
     Net income                                       $          989,713   $         4,405,733   $    2,792,184
     Adjustments to reconcile net income to net
     cash
         provided by operating activities
              Depreciation and amortization                    1,579,903             1,665,206        1,078,701
              Non-cash income tax provision                      613,383             2,801,900        1,712,000
              (Gain) loss on disposal of fixed                      (783)                1,007               --
              assets
              Changes in assets and liabilities
                  (Increase) decrease in assets
                      Restricted cash and
                           investments                          (758,785)              277,040        2,124,318
                      Accounts receivable                        404,743               287,694       (1,295,819)
                      Prepaid expenses and other
                      current assets                            (113,563)              634,618          481,000
                  (Decrease) increase in liabilities
                      Accounts and purses payable
                           and accrued expenses                1,075,927              (900,129)         579,889
                      Deferred revenue                           251,123                19,587         (739,665)
------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                      4,041,661             9,192,656        6,732,608
------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities
     Proceeds from sale of land                                       --             8,449,904               --
     Capital expenditures                                     (1,418,520)             (212,227)         (51,449)
     Increase (decrease) in deposits other assets                 84,037               (13,013)          (2,498)
------------------------------------------------------------------------------------------------------------------

Net cash (used in) provided by investing activities           (1,334,483)            8,224,664          (53,947)
------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities
     Parent company related activity, net                     (1,094,400)           (8,376,135)      (6,436,192)
     Proceeds from issuance of long-term notes                   827,891                    --               --
     Principal payments on long-term debt                     (6,000,000)           (6,000,000)              --
     Proceeds from long-term debt                              6,000,000                    --               --
     Principal payments on short-term notes                     (698,112)             (733,719)        (157,297)
     Principal payments on long-term notes                    (2,982,844)           (1,132,271)        (857,654)
------------------------------------------------------------------------------------------------------------------

Net cash (used in) financing activities                       (3,947,465)          (16,242,125)      (7,451,143)
------------------------------------------------------------------------------------------------------------------

                          The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                        Combined Statements of Cash Flows


                                                                                                      Period July
                                                                                                       1, 1998 to
                                                                  Year Ended June 30,                 January 27,
                                                        ---------------------------------------
                                                                    1997                  1998               1999
-------------------------------------------------------------------------------------------------------------------
                                                                                                      (Unaudited)

Net (decrease) increase in cash and cash
     equivalents                                      $       (1,240,287)  $        1,175,195    $     (772,482)

Cash and cash equivalents at beginning of year                 3,231,994            1,991,707         3,166,902
------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of year              $        1,991,707   $        3,166,902    $    2,394,420
------------------------------------------------------------------------------------------------------------------

Supplemental disclosures of cash flow information
      Cash paid during the period for
         Interest                                     $          939,000   $          885,000    $      703,700
------------------------------------------------------------------------------------------------------------------

         Income taxes                                 $           61,000   $          200,000    $      190,000
------------------------------------------------------------------------------------------------------------------

            See accompanying notes to combined financial statements.

                           The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                     Notes to Combined Financial Statements
             (Information as of January 27, 1999 and for the period
                 July 1, 1998 to January 27, 1999 is unaudited)



1.   Summary  of                   Nature  of  Operations
     Significant
     Accounting                    The  Racetrack Operations of  International
     Policies                      ThoroughbredBreeders,  Inc.  (the  "Company")
                                   consists of Garden  State Park owned by
                                   Garden State Race Track, Inc. ("GSRT") and Freehold Raceway owned by Freehold Racing
                                   Association ("FRA"). GSRT and FRA are wholly owned subsidiaries of the Company. All material intercompany transactions and accounts are eliminated in combination.

                                   The Company conducts live race meetings for Thoroughbred and Harness (Standardbred) horses, and participates in intrastate and interstate simulcast wagering as a host and receiving track in Cherry Hill ("Garden State Park") and Freehold ("Freehold Raceway"), New Jersey. The Company's racetrack operations are dependent upon continued governmental acceptance of racing as a form of legalized gambling. The Company competes for gaming revenue, not only with other racetracks, but also with other forms of gaming activities, such as, off-track betting parlors, telephone wagering, casino gambling in Atlantic City, New Jersey, slot machines at other racetracks, and various state lotteries, both from within the State of New Jersey and from neighboring states (Pennsylvania and Delaware in particular). From time to time, legislation has been introduced in New Jersey and neighboring states which would further expand gambling opportunities and increase competition. Severe inclement weather, which can affect the northeastern portion of the United States in the winter months, can also adversely affect operations. The Company is required to annually renew its racing permits with the New Jersey Racing Commission in order to operate.

                                   On January 28, 1999, the Company completed the sale of Freehold Raceway, a ten-acre parcel of land and certain net assets of GSRT, and entered into a lease for its remaining Garden State Park facilities for a period of seven years (see Note 2).



                                   Parent Company Activities

                                   All loans and advances between the racetrack operations and their parent company and affiliates are being treated as contributions from or distributions to the parent company and are reflected as adjustments to additional paid-in capital. Expenses incurred by the parent company on behalf of the Company are not material. The expenses of the Company reflected in the financial statements are those expected to be incurred on a stand-alone basis.

                          The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                     Notes to Combined Financial Statements
             (Information as of January 27, 1999 and for the period
                 July 1, 1998 to January 27, 1999 is unaudited)

                                   Interim Financial Information

                                   The accompanying unaudited combined financial statements as of January 27, 1999 and for the period July 1, 1998 to January 27, 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information and with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period July 1, 1998 through January 27, 1999 are not necessarily indicative of the results that might have been expected for the fiscal year ended June 30, 1999.

                                   Revenue Recognition

                                   The Company recognizes the revenues associated with horse racing at Garden State Park and Freehold Raceway as they are earned. Both Garden State Park and Freehold Raceway also operate as satellite wagering sites for both thoroughbred and harness racing meets conducted at other racetracks. The tracks receive broadcasts of live racing from other racetracks under various simulcasting agreements. The tracks also provide broadcasts of live racing conducted at these facilities to other racetracks under various host simulcasting agreements. Under these contracts, the Company receives or pays pari-mutuel commissions of varying percentages of simulcast pari-mutuel wagering. Costs and expenses associated with horse racing revenues are charged against income in those periods in which the horse racing revenues are recognized. Other costs and expenses, including advertising, are recognized as they actually occur throughout the year. Deferred revenue primarily consists of prepaid purse amounts.

                                   Cash and Cash Equivalents

                                   The  Company   considers  all  highly  liquid
                                   investments with an original maturity of three months or less to be cash equivalents.

                                   Concentrations of Credit Risk

                                   Financial instruments which potentially subject the Company to concentrations of credit risk are cash and cash equivalents. The Company places its cash investments with high credit quality financial institutions and currently invests primarily in U.S. government obligations that have maturities of less than three months. The amount on deposit in any one institution that exceeds federally-insured limits is subject to credit risk. The Company does not require collateral for its financial instruments. At January 27, 1999, the Company had amounts on deposit in financial institutions that were subject to such risk.

                                   Goodwill, Depreciation and Amortization

                                   Goodwill is the excess of the cost of acquired net assets at Freehold over their fair value and is being amortized over 30 years under the straight line method. Accumulated amortization at June 30, 1997 and 1998 and January 27, 1999 was $556,349,
                                   $666,941 and $731,237, respectively.

                          The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                     Notes to Combined Financial Statements
             (Information as of January 27, 1999 and for the period
                 July 1, 1998 to January 27, 1999 is unaudited)

                                   Management  of  the  Company  evaluates  the
                                   recoverability of goodwill quarterly or more frequently whenever events and circumstances warrant revised estimates, and considers whether the goodwill should be completely
                                   or  partially   written-off  or  the
                                   amortization  period accelerated.

                                   Depreciation of property and equipment and amortization of building improvements were computed by the straight-line method at rates adequate to allocate their cost or adjusted fair value in accordance with accounting
                                   principles        applicable       to       a
                                   quasi-reorganization over the estimated remaining useful lives of the respective assets.

                                   The Company adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" during the year ended June 30, 1996. SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable based on undiscounted estimated future operating cash flows. As of January 27, 1999, the carrying value of these assets has been determined not to be impaired.

                                   Income Taxes

                                   GSRT and FRA are included as part of a consolidated federal corporate tax return with their parent company. Generally accepted accounting principles require that the consolidated amount of current and deferred tax expense for a group that files a consolidated tax return be allocated among the members of the group when those members issue separate financial statements.

                                   Taxes are being provided at the rate of 40 percent. The liability related to the provision is being treated as an adjustment to additional paid-in capital. To the extent that the parent company has experienced losses in excess of the combined income of the racetrack operations in each of the periods presented, taxes are not expected to be paid.

                                   Fair Value of Financial Instruments

                                   In assessing the fair value of financial instruments, the Company has used a variety of methods and assumptions, which were based on estimates of market conditions and loan risks existing at that time. For certain instruments, including cash and cash equivalents, restricted cash and investments, non-trade accounts receivable and loans, and short-term debt, it was estimated that the carrying amount approximated fair value for these instruments because of their short-term maturity. Quoted market prices for the same

                          The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                     Notes to Combined Financial Statements
             (Information as of January 27, 1999 and for the period
                 July 1, 1998 to January 27, 1999 is unaudited)

                                   instrument were used for trading securities. Estimated discounted value of future cash flows, has been used to determine fair value for long-term debt. The carrying amounts of long-term debt approximate fair value since the Company's interest rates approximate current interest rates.

                                   Recent Accounting Pronouncements

                                   In  June  1997,   the  Financial   Accounting
                                   Standards Board issued two new disclosure standards as described below. The Company's results of operations and financial position will be unaffected by implementation of these new standards.

                                   Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                                   Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of a Business Enterprise" ("SFAS 131"), establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

                                   In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pension and Other Postretirement Benefits" ("SFAS 132"). SFAS 132 revised employers' disclosures about pension and other post-retirement benefit plans but does not change measurement or recognition of those plans. Also, SFAS 132 requires additional information on changes in the benefit obligations and fair values of plan assets.

                                   The Company believes that adoption of SFAS 130, 131 and 132 will have no impact on its financial statements or disclosures.

                          The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                     Notes to Combined Financial Statements
             (Information as of January 27, 1999 and for the period
                 July 1, 1998 to January 27, 1999 is unaudited)

                                   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair market value. Under certain circumstances, a portion of the derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into income when the transaction affects earnings. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. Presently, the Company does not use derivative instruments either in hedging activities or as investments. Accordingly, the Company believes that the adoption of SFAS 133 will have no impact on its financial position or results of operations.

2.  Sale and Lease                 On January 28, 1999,  the
    of Assets                      Company  completed  the sale of Freehold
                                   Raceway and a  ten-acre parcel of
                                   land at Garden State Park to and entered into
                                   a seven-year
                                   lease   providing  for  annual   payments  of
                                   $300,000 for its remaining  Garden State Park
                                   facilities  with  subsidiaries  of  Greenwood
                                   Racing,  Inc., which owns  Philadelphia  Park
                                   racetrack,  the Turf Clubs and Phonebet  (the
                                   "Greenwood Transaction").  The purchase price
                                   was $46  million ($1 million of which will be
                                   held   in    escrow    to    cover    certain
                                   indemnification  and other obligations of the
                                   Company),  with an additional  $10 million in
                                   contingent  promissory notes (the "Contingent
                                   Notes") which become  effective  upon,  among
                                   other  things,  the New Jersey  Legislature's
                                   approval of off-track wagering  facilities or
                                   telephone  account  pari-mutuel  wagering  on
                                   horse racing.  Further  adjustments  could be
                                   made  to  increase  the  purchase   price  if
                                   certain additional  regulatory gaming changes
                                   are approved by the New Jersey Legislature in
                                   the  future.   Greenwood  Racing,   Inc.  has
                                   guaranteed  the  performance by the purchaser
                                   of  all  obligations   under  the  Contingent
                                   Notes, and following a consummation of a joint venture between Greenwood Racing, Inc.
                                   and Penn National Gaming, Inc., both will guarantee the Contingent Notes.

                          The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                     Notes to Combined Financial Statements
             (Information as of January 27, 1999 and for the period
                 July 1, 1998 to January 27, 1999 is unaudited)

                                   The proceeds of the Greenwood transaction were principally used by the Company to pay off the first lien on the assets of Freehold Raceway, reduce the outstanding balance of other indebtedness owed by the Company and to consummate certain litigation settlements.

3.      Restricted  Cash           At June 30,  1997 and 1998 and January  27,
        and Investments            1999,  the Company had  approximately
                                   $3,730,000,  $3,453,000 and $1,329,000,
                                   respectively, which was classified as
                                   restricted cash and investments. These funds are primarily cash received from horsemen for nomination and entry fees to be applied to upcoming racing meets, purse winnings held in trust for horsemen and amounts held for unclaimed ticket holder winnings.

                                   Interest income for the fiscal years ended June 30, 1997 and 1998 and for the period
                                   July 1, 1998 to January 27, 1999 was $118,025, $128,159 and $95,930, respectively.

4.      Land, Buildings            Land, buildings and equipment acquired
        and  Equipment             prior to June 30, 1993  are  carried  at
                                   their  adjusted  fair  value  in
                                   accordance with accounting principles
                                   applicable to a quasi-reorganization which
                                   was completed on that date.  The property
                                   assets  acquired with the  acquisition of
                                   Freehold  Raceway in January  1995  were
                                   recorded  at their  fair values as required
                                   under the purchase  method of accounting.
                                   All other property assets are
                                   recorded  at  cost.   Depreciation  is  being
                                   computed over the estimated remaining useful lives using the straight-line method.

                                   Major   classes   of  land,   buildings   and
                                   equipment consisted of the following:

                                                            Estimated
                                                               Useful
                                                                Lives                  June 30,               January 27,
                                                                         -------------------------------------
                                                             in Years    1997                        1998        1999
                                  -------------------------------------------------------------------------------------------

                                  Land                                  $   40,432,500    $    40,432,500   $   40,432,500
                                  Building and
                                  improvements                  15-40       28,609,338         28,672,328       28,684,551
                                  Equipment                      5-15        4,670,448          4,789,035        4,811,992
                                  -------------------------------------------------------------------------------------------

                                                                            73,712,286         73,893,863       73,929,043
                                  Less accumulated
                                      depreciation and
                                      amortization                           4,027,515          5,554,066        6,446,433
                                  -------------------------------------------------------------------------------------------

                                                                        $   69,684,771    $    68,339,797   $   67,482,610
                                  -------------------------------------------------------------------------------------------

                                   Pursuant to the sale referred to in Note 2, net property attributable to Freehold Raceway of approximately $22,286,000 was sold.

                          The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                     Notes to Combined Financial Statements
             (Information as of January 27, 1999 and for the period
                 July 1, 1998 to January 27, 1999 is unaudited)

                                   On October 20, 1997, the Company sold a parcel of land contiguous to Garden State Park for $9,000,000, exclusive of closing costs of approximately $545,000. The carrying value of such property was $6,767,715. The Company used $6,000,000 of such sales proceeds to pay an existing mortgage on the property. The resulting gain was recorded as an adjustment to stockholder's equity in accordance with accounting principles applicable to quasi-reorganizations.

5.      Long-Term                  Long-term debt consisted of the following:
        Debt

                                                            June 30,
                                       ------------------------------------------------------
                                                 1997                        1998                  January 27, 1999
--------------------------------------------------------------------------------------------------------------------------

                           Interest
                              % Per
                              Annum       Current     Long-Term       Current      Long-Term       Current    Long-Term
--------------------------------------------------------------------------------------------------------------------------

Freehold Raceway

Kenneth R. Fisher (a)     80% of      $   625,000  $ 10,625,000   $   625,000   $ 10,000,000   $   625,000 $  9,375,000
                          Prime
                          (not to
                          exceed
                          6%)
                          (1/27/99
                           rate 6%)

Kenneth R. Fisher (b)     80% of          225,000     1,815,800       225,000      1,572,049       225,000    1,441,799
                          Prime
                          (1/27/99
                          rate
                              6.2%)

Other                                      42,537            --            --             --            --           --

Garden State Park

Sun National Bank (c)                   6,000,000            --            --             --            --           --

Other                    Various          781,806       690,202       351,429        426,682       194,132      324,278
--------------------------------------------------------------------------------------------------------------------------

Totals                                $ 7,674,343  $ 13,131,002   $ 1,201,429   $ 11,998,731   $ 1,044,132 $ 11,141,077
--------------------------------------------------------------------------------------------------------------------------


                          The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                     Notes to Combined Financial Statements
             (Information as of January 27, 1999 and for the period
                 July 1, 1998 to January 27, 1999 is unaudited)

                    (a) On February 2, 1995, the Company entered into an agreement with the former owner of Freehold Raceway whereby the $12.5 million balance of the purchase price of the Freehold Raceway was financed by an eight
                         (8) year promissory note at 80% of the prevailing prime rate, not to exceed 6%. Yearly principal and interest payments during the first five (5) years commencing January 1, 1996 are based upon a twenty (20) year principal amortization schedule. During each of the next three (3) years, commencing January 1, 2001, yearly principal and interest payments shall be based upon a ten (10) year amortization schedule. On January 1, 2003, the entire unpaid principal balance, together with any accrued interest becomes due and payable. The note is secured by a mortgage on the land and buildings at Freehold Raceway. This note was paid in full with the proceeds from the sale of Freehold Raceway on January 28, 1999 (see Note 2).

                    (b) During February 1995, the seller of Freehold Raceway advanced to Freehold Raceway $2,584,549 towards the retirement of $5.2 million of existing debt on Freehold Raceway. The seller received from Freehold
                         Raceway in fiscal 1995, a promissory note evidencing the indebtedness secured by a mortgage on the racetrack property and other collateral. Equal monthly principal installments of $18,750 beginning on February 1, 1995 is paid to the seller together with accrued interest. Interest is calculated at 80% of the prime rate at January 1 of each year. The note is secured by a mortgage on the land and buildings at Freehold Raceway. This note was paid in full with the proceeds from the sale of Freehold Raceway on January 28, 1999 (see Note 2).

                    (c) In June 1997, the Company received financing of $6,000,000 from Sun National Bank (which was used to pay two $3,000,000 mortgage notes), by issuing a $6,000,000 mortgage note. On October 20, 1997, the Company retired the $6,000,000 mortgage note with proceeds from the sale of a portion of the Garden State property (see Note 4). The note was originally due in December 1998.

6.      Commitments      The Company has entered into lease  agreements  for
        and              certain equipment  and  maintenance  contracts  at
        Contingencies    Garden  State  Park  and Freehold Raceway. Two of these
                         agreements are based upon the daily average of the total amount wagered and number of live racing days at the Company's racetracks. Minimum rental payments for the next five years are based on projected racing dates. Equipment lease expense for the years ended
                         June 30, 1997 and 1998 and for the period July 1, 1998 to January 27, 1999 was $1,914,667, $1,584,335 and
                         $1,282,893, respectively.

                         Garden State Park has granted the exclusive right to operate all food and retail services and to sell or rent all food products and merchandise sold or rented at the racetrack facility to Service America Corporation. The term of the agreement is for the 15-year period terminating during March 2000. Service America agreed to invest $7,000,000 in the concession premises at the racetrack facility. As of June 30, 1998, the Company is contingently liable for approximately $900,000, the undepreciated value of the equipment Service America installed at the track, if this agreement were to be terminated. At the end of the agreement or upon termination, Garden State Park would take title to such equipment. In connection with the sale (see Note 2), the commitment was assumed by the purchaser.

                          The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                     Notes to Combined Financial Statements
             (Information as of January 27, 1999 and for the period
                 July 1, 1998 to January 27, 1999 is unaudited)

                         The  following   summarizes   commitments  on
                         noncancelable equipment leases as of June 30, 1998:

                         Year ending June 30,
                           1999                                       $2,199,245
                           2000                                        1,346,776
                           2001                                          446,551
                           2002                                          127,025
                         -------------------------------------------------------
                           Total                                      $4,119,597
                         -------------------------------------------------------

                         The operating leases were assumed by the buyer of Freehold Raceway and lessor of Garden State Park.

                                   From time to time, the Company is a defendant in various lawsuits incident to the ordinary course of business. It is not possible to determine with any precision the probable outcome or the amount of liability, if any, under these lawsuits; however, in the opinion of the Company and its counsel, the disposition of these lawsuits will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

7.      Retirement                 The Company  maintains a Retirement Plan
        Plans                      under the provisions of  section  401(k)  of
                                   the  Internal  Revenue  Code (the  "Code")
                                   covering all its nonunion full time
                                   employees  who  have  completed  one  year of
                                   service.  The  Company's  basic  contribution
                                   under   the  plan  is  4%  of  each   covered
                                   employee's  compensation  for  such  calendar
                                   year. In addition, the Company contributes up
                                   to an  additional  50%  of  the  first  4% of
                                   compensation   contributed   by  any  covered
                                   employee to the plan (an  employee's  maximum
                                   contribution is $9,500 factored for inflation
                                   annually).   The  Company's  expense  totaled
                                   $190,882, $181,887 and $91,244 for the fiscal
                                   years ended June 30, 1997 and 1998 and for the period July 1, 1998 to January 27, 1999, respectively.

                                   For  collectively-bargained,   multi-employer
                                   pension plans, contributions are made in accordance with negotiated labor contracts and generally are based on the number of hours worked. With the passage of the Multi-Employer Pension Plan Amendments Act of 1980 (the "Act"), the Company may, under certain circumstances, become subject to liabilities in excess of contributions made under collective bargaining agreements. Generally, these liabilities are contingent upon the termination, withdrawal, or partial withdrawal from the plans. Total contributions charged to expense under all collectively bargained multi-employer pension plans were $1,106,906, $1,089,020 and
                                   $444,176, in the fiscal years 1997 and 1998 and for the period July 1, 1998 to January 27, 1999, respectively.

                                   The Company has approximately 74% of its labor force covered by collective bargaining agreements at June 30, 1998; 52% of its labor force is covered by collective bargaining agreements that will expire during fiscal 1999.

                          The Racetrack Operations of
                    International Thoroughbred Breeders, Inc.
                     Notes to Combined Financial Statements
             (Information as of January 27, 1999 and for the period
                 July 1, 1998 to January 27, 1999 is unaudited)

8.      Common Stock
                                   Common stock (no par value) consisted of the following for each period:

                                                                               Number of Shares
                                                                      ---------------------------------
                                                                                            Issued
                                                                                              and
                                                                         Authorized       Outstanding       Amount
                                   ----------------------------------------------------------------------------------
                                   GSRT                                     1,000             1,000    $     1,000
                                   FRA                                     16,000             6,600         25,400
                                   ----------------------------------------------------------------------------------

                                                                           17,000             7,600    $    26,400
                                   ----------------------------------------------------------------------------------

9.      Year 2000 Issues           Like others, the Company could be adversely
        (Unaudited)                affected ifthe computer systems  they, their
                                   suppliers or customers usedo not properly
                                   process and calculate
                                   date-related  information  and  data  for the
                                   period  surrounding and including  January 1,
                                   2000.  This is  commonly  known as the  "Year
                                   2000" issue.  Additionally,  this issue could
                                   impact  noncomputer  systems and devices such
                                   as production equipment,  elevators,  etc. At
                                   this  time,   because  of  the   complexities
                                   involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

                              Pennwood Racing Group
                                    Contents


                                                                     Page

Pennwood Racing Group Combined Balance Sheets                      22-23

Pennwood Racing Group Combined Statement of Income                    24

Pennwood Racing Group Combined Statement of Partners' Capital         25

Pennwood Racing Group Combined Statement of Cash Flows                26

Pennwood Racing Group Notes to Combined Financial Statements       27-32


                              Pennwood Racing Group
                             Combined Balance Sheet
                                 (In thousands)

                                                                                           July 31, 1999
                                                                                            (Unaudited)
                                                                                     --------------------

Assets

Current assets
     Cash and cash equivalents                                                         $          3,202
     Restricted cash                                                                              2,193
     Accounts receivable, trade and other                                                         1,754
     Prepaid expenses and other current assets                                                      810
                                                                                     -------------------

Total current assets                                                                              7,959
                                                                                     -------------------

Property, plant and equipment
     Land, buildings and equipment                                                               31,882
     Less accumulated depreciation                                                                  632
                                                                                     -------------------

Net property, plant and equipment                                                                31,250
                                                                                     -------------------

Other assets
     Excess of cost over fair market value of net assets acquired
                                                                                                 13,322
     Intangible, favorable lease                                                                  1,486
     Restricted cash                                                                            3,000
     Miscellaneous                                                                                   21
                                                                                     -------------------

Total other assets                                                                               17,829
                                                                                     -------------------

Total assets                                                                           $         57,038
                                                                                     -------------------

See accompanying summary of significant accounting policies and notes to combined financial statements.

                              Pennwood Racing Group
                             Combined Balance Sheet
                                 (In thousands)

                                                                                          July 31, 1999
                                                                                            (Unaudited)
                                                                                     -------------------
Liabilities and Partners' Capital

Current liabilities
     Accounts payable                                                                  $          2,630
     Purses due horsemen                                                                          4,065
     Uncashed pari-mutuel tickets                                                                   719
     Accrued expenses and other current liabilities                                               1,163
                                                                                     -------------------

Total current liabilities                                                                         8,577
                                                                                     -------------------

Long-term liabilities
     Notes payable, bank                                                                         23,000
     Notes payable, affiliates                                                                   22,500
     Due to affiliates                                                                              472
                                                                                     -------------------

Total long-term liabilities                                                                      45,972
                                                                                     -------------------

Commitments and contingencies

Partners' capital                                                                                 2,489
                                                                                     -------------------

Total liabilities and partners' capital                                                $         57,038
                                                                                     -------------------


See accompanying summary of significant accounting policies and notes to combined financial statements.

                              Pennwood Racing Group
                          Combined Statement of Income
                                 (In thousands)



                                                                                  For the period January
                                                                                 28, 1999 (inception) to
                                                                                      July 31, 1999
                                                                                      (Unaudited)
                                                                                 -----------------------
Revenues
     Pari-mutuel revenues
         Live races                                                                    $          4,221
         Import simulcasting                                                                     19,677
         Export simulcasting                                                                      5,813
     Admissions, programs and other racing revenues                                               2,391
     Concessions revenues                                                                           228
                                                                                 -----------------------

Total revenues                                                                                   32,330
                                                                                 -----------------------

Operating expenses
     Purses, stakes and trophies                                                                 10,838
     Simulcast expenses                                                                           1,450
     Other direct meet expenses                                                                  10,160
     Other operating expenses                                                                     3,247
     Depreciation and amortization                                                                  910
                                                                                 -----------------------

Total operating expenses                                                                         26,605
                                                                                 -----------------------

Income from operations                                                                            5,725

Interest (expense)                                                                               (2,286 )
                                                                                 -----------------------

Net income                                                                             $          3,439
                                                                                 -----------------------

See accompanying summary of significant accounting policies and notes to combined financial statements.

                              Pennwood Racing Group
                     Combined Statement of Partners' Capital
                                 (In thousands)


                                                                                    (Unaudited)

Balance, January 28, 1999                                                                $        -

Partners' contributions                                                                         500

Net income for the period January 28, 1999 (inception) to July 31, 1999                       3,439

Partners' distributions                                                                      (1,450)
                                                                                 -------------------

Balance, July 31, 1999                                                                   $    2,489
                                                                                 ------------------

See accompanying summary of significant accounting policies and notes to combined financial statements.


                              Pennwood Racing Group
                        Combined Statement of Cash Flows
                                 (In thousands)

                                                                                   For the period
                                                                                  January 28, 1999
                                                                                   (inception) to
                                                                                   July 31, 1999
                                                                                    (Unaudited)
                                                                                 -------------------
Cash flows from operating activities
     Net income                                                                    $          3,439
     Adjustments to reconcile net income to net cash
         provided by operating activities
              Depreciation and amortization                                                     910
              Decrease (increase) in
                  Accounts receivable                                                        (1,754)
                  Cash restricted                                                            (5,193)
                  Prepaid expenses and other current assets                                    (810)
                  Miscellaneous other assets                                                    (21)
              Increase (decrease) in
                  Accounts payable                                                            2,630
                  Purses due horsemen                                                         4,065
                  Uncashed pari-mutuel tickets                                                  719
                  Accrued expenses                                                            1,163
                                                                                 -------------------

Net cash provided by operating activities                                                     5,148
                                                                                 -------------------

Cash flows from investing activities
     Expenditures for property and equipment                                                    (47)
     Acquisition of business (primarily property, plant and equipment)                      (45,321)
     Intangible, favorable lease                                                             (1,600)
                                                                                 -------------------

Net cash (used in) investing activities                                                     (46,968)
                                                                                 -------------------

Cash flows from financing activities
     Proceeds from partners' contributions                                                      500
     Proceeds from notes payable, bank                                                       23,000
     Proceeds from notes payable, affiliates                                                 22,500
     Partners' distributions                                                                 (1,450)
     Due to affiliates                                                                          472
                                                                                 -------------------

Net cash provided by financing activities                                                    45,022
                                                                                 -------------------

Net increase in cash and cash equivalents and cash and cash equivalents at end
of period                                                                          $          3,202
                                                                                 ===================

See accompanying summary of significant accounting policies and notes to combined financial statements.

                              Pennwood Racing Group
                     Notes to Combined Financial Statements
                                  July 31, 1999
                                   (Unaudited)


1.      Summary of                 Nature of Business
        Significant
        Accounting                 The combined financial  statements include
        Policies                   the accounts of FR Park Racing,  L.P., FR
                                   Park  Services,  L.P.,  GS Park Racing,
                                   L.P., and GS Park Services, L.P.
                                   (collectively   the  "Company")  all  related
                                   under  common   ownership.   All  significant
                                   inter-company accounts and transactions have been eliminated in combination.

                                   On January 28, 1999, the Company purchased Freehold Raceway, a ten-acre parcel of land and certain net assets of Garden State Park, and entered into a lease for the Garden State Park facilities for a period of seven years.

                                   In the opinion of management, all adjustments (consisting of normal recurring accruals) have been made which are necessary to present fairly the financial position of the Company as of July 31, 1999 and the results of its operations for the period then ended July 31, 1999. The results of operation experienced for the period ended July 31, 1999 are not necessarily indicative of the results to be experienced for the fiscal year ended December 31, 1999

                                   The Company conducts live race meetings for Thoroughbred and Harness (Standardbred) horses, and participates in intrastate and interstate simulcast wagering as a host and receiving track in Cherry Hill ("Garden State Park") and Freehold ("Freehold Raceway"), New Jersey. The Company's racetrack operations are dependent upon continued governmental acceptance of racing as a form of legalized gambling. The Company competes for gaming revenue, not only with other racetracks, but also with other forms of gaming activities, such as, off-track betting parlors, telephone wagering, casino gambling in Atlantic City, New Jersey, slot machines at other racetracks, and various state lotteries, both from within the State of New Jersey and from neighboring states (Pennsylvania and Delaware in particular). From time to time, legislation has been introduced in New Jersey and neighboring states which would further expand gambling opportunities and increase competition. Severe inclement weather, which can affect the northeastern portion of the United States in the winter months, can also adversely affect operations. The Company is required to annually renew its racing permits with the New Jersey Racing Commission in order to operate.

                                   Revenue Recognition

                                   The Company recognizes revenue associated with horse racing at Garden State Park and Freehold Raceway as they are earned. Garden State Park and Freehold Raceway operate as satellite wagering sites for thoroughbred and harness racing meets conducted at other racetracks. The tracks receive broadcasts of live racing from other racetracks under various simulcasting agreements. The track also provides broadcast of live racing conducted at these facilities to other racetracks under various host simulcasting agreements. Under these contracts, the Company receives or pays pari-mutuel commissions of varying percentages of simulcast pari-mutuel wagering. Costs and expenses associated with horse racing revenues are charged against income in those periods in which the horse racing revenues are recognized. Other costs and expenses, including advertising, are recognized as they actually occur throughout the year.

                              Pennwood Racing Group
                     Notes to Combined Financial Statements
                                  July 31, 1999
                                   (Unaudited)

                                   Goodwill, Depreciation and Amortization

                                   Goodwill is the excess of cost over fair value of net assets acquired and is being amortized on the straight-line method over a forty-year period. Amortization expense for the period ended July 31, 1999 amounted to $164,000. The Company evaluates the recoverability of the goodwill quarterly, or more frequently whenever events and circumstances warrant revised estimates and considers whether the goodwill should be completely or partially written off or the amortization period accelerated.

                                   Property, plant and equipment related to the January 28, 1999 acquisition is recorded at fair market value. All other property, plant and equipment is recorded at cost. Depreciation of property, equipment and amortization of building improvements are computed by the straight-line method at rates adequate to allocate the cost of applicable assets over their estimated useful lives. Depreciation and amortization for the period ended July 31, 1999 amounted to $632,000.

                                   The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicates that the carrying amount of the assets may not be recoverable based on undiscounted estimated future operating cash flows. As of July 31, 1999, the Company has determined that no impairment has occurred.

                                   The fair value of the intangible, favorable lease is charged to operations over the life of the underlying lease at Garden State Park. Amortization of intangibles related to favorable lease for the period ended July 31, 1999 amounted to $114,000.

                                   Cash and Cash Equivalents

                                   The Company considers all cash balances and highly liquid investments with original maturities of three months or less to be cash equivalents.

                                   Concentration of Credit Risk

                                   Financial instruments which potentially subject the Company to concentrations of credit risk are cash and cash equivalents. The Company places its cash investments with high credit quality financial institutions and currently invests primarily in U.S. government obligations that have maturities of less than 3 months. The amount on deposit in any one institution that exceeds federally-insured limits is subject to credit risk. The Company does not require collateral for its financial instruments. At July 31, 1999 the Company had approximately $4,995,000 on deposit in financial institutions that was subject to such risk.

                              Pennwood Racing Group
                     Notes to Combined Financial Statements
                                  July 31, 1999
                                   (Unaudited)

                                   Fair Value of Financial Instruments

                                   The following methods and assumptions are used to estimate the fair value of each class of financial instruments for which it is practical to estimate.

                                         Cash and Cash  Equivalents:  The
                                         carrying  amount  approximates  the
                                         fair value due to the short maturity of
                                         the cash equivalents.

                                         Long-Term  Debt:  The fair value of the
                                         Company's  long-term  debt is estimated
                                         based on the quoted  market  prices for
                                         the same or  similar  issues  or on the
                                         current  rates  offered to the  Company
                                         for   debt   of  the   same   remaining
                                         maturities.    The   carrying    amount
                                         approximates   fair  value   since  the
                                         Company's  interest  rates  approximate
                                         current interest rates.

                                   Income Taxes

                                   As Partnerships, taxable income is reported and the resultant tax liabilities paid by the individual partners. Consequently, no Federal or state income taxes have been provided in the accompanying financial statements.

                                   Use of Estimates

                                   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses at the reporting period. Actual results could differ from those estimates.

                              Pennwood Racing Group
                     Notes to Combined Financial Statements
                                  July 31, 1999
                                   (Unaudited)

3.      Restricted Cash and        At  July  31,  1999,  the  Company  had
        Investments                approximately  $5,193,000,  classified  as
                                   restricted  cash. These  funds  represent
                                   cash which  was received  from   horsemen for
                                   nomination and entry fees to be
                                   applied  to  upcoming  racing  meets,   purse
                                   winnings  held  in  trust  for  horsemen  and
                                   amounts  held  for  unclaimed  ticket  holder
                                   winnings.   ($2,193,000)  and  cash  held  in
                                   escrow on behalf of the Company's term loan lender.

4.     Notes Payable, Bank         In July 1999, the Company
                                   entered into an agreement with a bank for a term loan in the mount of $23,000,000 (the
                                   "Credit Facility"). Simultaneously with the closing of the Credit Facility, the company repaid amounts outstanding to affiliates. The
                                   Credit Facility consists of a term loan of $23,000,000 which was used for the purchase of Freehold Raceway, and ten acres of land at Garden State Park.

                                   The term loan is payable in quarterly installments of interest only, at the rate equal to prime rate plus 1 1/4% (9 1/4% at July 31, 1999), and commencing September 30, 2000 quarterly installments equal to $383,333 plus interest. The term loan is secured by substantially all of the assets of the company and $3,000,000 in cash. The Credit Facility agreement provides for certain covenants, including those of financial nature and is guaranteed by affiliates. The term loan matures on September 30, 2004.


                                   The   following  is a schedule  of  principle
                                   payments of notes payable bank as of July 31, 1999.


                                   July 31,
                                   (in thousands)
                                       2001                    $  1,533
                                       2002                       1,533
                                       2003                       1,533
                                       2004                       1,533
                                       Thereafter                16,868
                                                                --------

                                    Total minimum payments     $ 23,000
                                                                ========


5.    Notes Payable,  Affiliates   Notes payable bear
                                   interest  at 2 1/4% over the  prime  rate (10
                                   1/4%  at  July  31,  1999),   which  is  paid
                                   quarterly.  The notes are collateralized by a
                                   second  mortgage on Freehold  Raceway and are
                                   payable upon demand. Pursuant to restrictions
                                   contained   in  the   Company's   term   loan
                                   agreement,  such amounts have been classified
                                   as  non-current.  Interest on such notes from
                                   January  28,  1999   through  July  31,  1999
                                   amounted to $929,000.

                              Pennwood Racing Group
                     Notes to Combined Financial Statements
                                  July 31, 1999
                                   (Unaudited)

6.      Commitments                The  Company  has  assumed  lease  agreements
        and                        for  certain equipment  maintenance and
        Contingencies              contract at Garden State Park and Freehold
                                   Raceway. Two of these agreements are based upon the daily average of the total amount wagered and number of live racing days at the Company's racetracks.
                                   Minimum rental payments for the next five years are based on projected racing dates.
                                   The Company also leases Garden State Park under a seven year operating lease at an annual lease payment of $300,000. Equipment and facility lease expense for the period ended July 31, 1999 was $255,000.

                                   The  following   summarizes   commitments  on
                                   non-cancelable equipment leases as of July 31, 1999:


                                   Years Ending July 31,
                                   2000                    $    511,000
                                   2001                         511,000
                                   2002                         318,000
                                   2003                         300,000
                                   2004                         300,000
                                   Thereafter                   450,000
                                                              ---------
                                   Total                   $  2,390,000
                                                              =========

                             Pennwood Racing Group
                     Notes to Combined Financial Statements
                                  July 31, 1999
                                   (Unaudited)

                                   From time to time, the Company is a defendant in various lawsuits incident to the ordinary course of business. It is not possible to determine with any precision the probable outcome or the amount of liability, if any, under these lawsuits; however, in the opinion of the Company and its counsel, the disposition of these lawsuits will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

7.      Supplemental               Cash paid for interest was $ 1,820,000 for
        Disclosures of Cash Flow   the period ended July 31, 1999.
        Information

8.      Retirement Plans
                                   For  collectively  bargained,
                                   multi-employer pension plans,  contributions
                                   are made in accordance with  negotiated
                                   labor contracts and generally
                                   are  based on the  number of hours  worked.
                                   With the  passage  of the Multi-Employer
                                   Pension Plan  Amendments Act of 1980 (the
                                   "Act"),  the Company  may,   under  certain
                                   circumstances,   become   subject  to
                                   liabilities  in  excess  of   contributions
                                   made  under   collective bargaining
                                   agreements. Generally, these liabilities are contingent upon the termination, withdrawal, or partial withdrawal from the plans. Total contributions charged to expense under all collectively bargained multi-employer pension plans were $ 254,000 for the period ended July 31, 1999.

9.      Year 2000 Issues

                                   Like others, the Company could be adversely affected if the computer systems they, their suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, elevators, etc. At this time, because of the complexities involved in the issue,management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

(b)  PRO  FORMA  FINANCIAL  INFORMATION.   The  following  unaudited  pro  forma
consolidated financial information is filed as part of this Current Report on Form 8-K:

                                                                      Page No.

Unaudited Pro Forma Consolidated Financial Information                33

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1999    34

Unaudited Pro Forma Consolidated Statement of Income
         for the year ended December 31, 1998                         35

Unaudited Pro Forma Consolidated Statement of Income
         for the six months ended June 30, 1999                       36

Notes to Unaudited Pro Forma Consolidated Financial Statements        37-38


             Unaudited Pro Forma Consolidated Financial Information

         The unaudited pro forma consolidated financial statements present pro forma information for Penn National Gaming, Inc. (the "Company") giving effect under the equity method of accounting for the acquisition of a 50% interest in the Pennwood Racing Group joint venture (the "Joint Venture"). On January 28, 1999, the Joint Venture acquired for the purchase price of $46.0 million Freehold Raceway, a ten-acre parcel of land and certain net assets of Garden State Park, and entered into a lease for the Garden State Park facilities for a period of seven years. The Company consummated its Joint Venture agreement on July 29, 1999. These pro forma consolidated financial statements are based upon the historical financial statements of the Company as of June 30, 1999 and for the year ended December 31, 1998 and for the six months ended June 30, 1999.

         The accompanying pro forma consolidated balance sheet as of June 30, 1999 has been presented as if the acquisition had occurred on June 30, 1999. The accompanying pro forma consolidated statements of income for the year ended December 31, 1998 and for the six months ended June 30, 1999 have been presented as if the acquisition had occurred on January 1, 1998.

         The pro forma consolidated financial statements are unaudited and are not necessarily indicative of the results that would have been obtained if the acquisition had occurred on the dates indicated, or the results of operations that may be obtained in the future. These statements are qualified in their entirety by, and should be read in conjunction with, the historical financial statements of the Company and the Pennwood Racing Group.

                                Unaudited Pro Forma Consolidated Balance Sheet
                                                 June 30, 1999


                                                                               Pro Forma
                                                                              Adjustments
                                                       Company                    and             Company
                                                     Historical              Eliminations        Pro Forma

                                                (In thousands)

 Assets
   Cash and cash equivalents                            $   10,484   (1)   $       (250)      $       7,176
   Other current assets                                      8,522   (2)         (2,618)              8,562
                                                                     (3)           (400)
                                                   ------------------------------------------------------------

      Total current assets                                  19,006               (3,268)             15,738
                                                   ------------------------------------------------------------

   Net property, plant and equipment                       119,779                                  119,779
   Intangibles, including goodwill                          21,885                                   21,885
    Investment in and advances to unconsolidated
     affiliates                                                  -   (1)         11,500              11,500
   Other assets, including deferred charges                 15,057   (1)        (11,250)              6,825
                                                                     (2)          2,618
                                                                     (3)            400
                                                   ------------------------------------------------------------

 Total assets                                          $   175,727         $          -        $    175,727
                                                   ------------------------------------------------------------

 Liabilities and shareholders' equity
   Current maturities of long-term debt                      5,158                                    5,158
   Other current liabilities                                15,358                                   15,358
                                                   ------------------------------------------------------------

      Total current liabilities                             20,516                     -             20,516
                                                   ------------------------------------------------------------

   Long-term debt                                           81,272                                   81,272
   Other long-term liabilities                              11,917                                   11,917
                                                   ------------------------------------------------------------

      Total long-term liabilities                           93,189                     -             93,189
                                                   ------------------------------------------------------------

   Total shareholders' equity                               62,022                     -             62,022
                                                   ------------------------------------------------------------

 Total liabilities and shareholders' equity            $   175,727         $           -        $   175,727
                                                   ============================================================


                   The accompanying notes are an integral part of these pro forma consolidated financial statements.

                           Unaudited Pro Forma Consolidated Statement of Income
                                      Year Ended December 31, 1998

                                                                         Pro Forma
                                                                        Adjustments
                                                Company                     and             Company
                                              Historical               Eliminations        Pro Forma

                                  (In thousands, except per share data)
  Total revenues                           $    154,065                $        -          $   154,065
  Total operating expenses                      134,607        (5)            400              135,007
                                          ----------------------------------------------------------------

 Income from operations                          19,458                      (400)              19,058
                                          ----------------------------------------------------------------

 Total other income (expense)                    (7,436)       (4)          1,660               (6,261)
                                                               (5)           (485)
 Income  before income taxes                     12,022                       775               12,797

 Taxes on income                                  4,519        (6)            564                4,729
                                                               (7)           (354)
                                          ----------------------------------------------------------------

 Net income                                $      7,503               $       565          $     8,068
                                          ----------------------------------------------------------------

 Per Share Data:
    Basic net income per share
                                           $       0.50                                    $      0.54
    Diluted net income per share           $       0.49                                    $      0.52

 Weighted Shares Outstanding:
      Basic                                      15,015                                         15,015
      Diluted                                    15,374                                         15,374




            The accompanying notes are an integral part of these pro
                    forma consolidated financial statements.

              Unaudited Pro Forma Consolidated Statement of Income
                         Six Months Ended June 30, 1999

                                                                                Pro Forma
                                                                               Adjustments
                                                         Company                   and              Company
                                                       Historical             Eliminations         Pro Forma

                                      (In thousands, except per share data)
  Total revenues                                       $   78,172            $       -           $    78,172
  Total operating expenses                                 70,307     (9)          200                70,507
                                                      ------------------------------------------------------------

 Income from operations                                     7,865                 (200)                7,665
 Total other income (expense)                              (3,735)    (8)        1,720                (2,257)
                                                                      (9)         (242)
 Income before income taxes                                 4,130                1,278                 5,408
 Taxes on income                                            1,568    (10)          585                 1,976
                                                                     (11)         (177)
                                                      ------------------------------------------------------------
 Net income                                            $    2,562            $     870           $     3,432
                                                      ------------------------------------------------------------

 Per Share Data:
    Basic net income per share                         $      0.17                               $      0.23
    Diluted net income per share                       $      0.17                               $      0.23

 Weighted Shares Outstanding:
      Basic                                                 14,784                                    14,784
      Diluted                                               15,135                                    15,135




            The accompanying notes are an integral part of these pro
                    forma consolidated financial statements.

         Notes to Unaudited Pro Forma Consolidated Financial Statements
                                 (In thousands)

Pennwood Racing Group Investement

 The pro forma adjustments are as follows:

(1) The Company loaned Pennwood Racing Group $11,250,000 on January 27, 1999 (the date of the first closing) and paid an additional $250,000 on July 29, 1999 (the date of the second closing). The investment of $250,000, after distribution of profits to such dates, will represent 50% of the then remaining capital. The following pro forma adjustment represents the reclassification of the loan and the recording of the investment as of June 30, 1999.




                                                             Debit         Credit

        Cash                                                                   250
        Other assets, including deferred charges                            11,250
        Investment in unconsolidated affiliates               11,500


(2) Pro forma adjustment to record the consent fees paid to the Company's Senior Note holders approving the investments in the Joint Venture as of June 30, 1999.

        Cash                                                                   2,618
        Other assets                                           2,618


(3)     Pro  forma  adjustment  to  record  the  fee  paid  to
        Greenwood   of  New  Jersey  Inc.   related  to  their
        Guarantee  of  Pennwood  Racing  Group's  bank  credit
        facility.

        Cash                                                                   400
        Other assets                                             400


(4)     Pro forma adjustment to record the Company's 50% share
        of   the   Racetrack   operations   of   International
        Thoroughbred  Breeders,  Inc. (predecessor to Pennwood
        Racing  Group)  income  for the  twelve  months  ended
        December 31, 1998.


        Total other income (expense)                                         1,660


(5) Pro forma adjustment to record the amortization of the consent and the Greenwood Racing, Inc. Guarantee fee for the twelve months ended December 31, 1998.

        Total operating expenses                                 400
        Total other income (expense)                             485



(6) Pro forma adjustment to record income tax effect of pro forma income statement adjustment for the twelve months ended December 31, 1998 at an estimated tax rate of 34%.

                                                               Debit        Credit
        Taxes on income                                          564


(7) Pro forma adjustment to record the income tax effect relating to the amortization of the consent fees and the Greenwood Racing, Inc. Guarantee fee at the estimated tax rate of 40% for the twelve months ended
        December 31, 1998.

        Taxes on income                                                        354


(8) Pro forma adjustment to record the Company's 50% share of Pennwood Racing Group's income for the six months ended July 31, 1999.


        Total other income (expense)                                         1,720


(9) Pro forma adjustment to record the amortization of the consent fees, and the Greenwood Racing, Inc. Guarantee for the six months ended June 30, 1999.

        Total operating expenses                                 200
        Total other income (expense)                             242

(10) Pro forma adjustment to record income tax effect of pro forma income statement adjustment for the six months ended July 31, 1999 at an estimated tax rate of 34%.

        Taxes on income
                                                                 585


(11) Pro forma adjustment to record the income tax effect relating to the amortization of the consent fees and other related expenses at the estimated tax rate of 40% for the six months ended June 30, 1999.

        Taxes on income                                                        177


(c)  Exhibits

Exhibit No.                Description

10.91 Second Amendment to Joint Venture Agreement dated as of July 29, 1999, between the Company and Greenwood Racing, Inc. (Incorporated by reference to the Company's Form 10-Q, File # 0-24206, dated August 12, 1999.) *

10.92 Shareholder's Agreement dated July 29, 1999, between Penn National Holding Company and Greenwood Racing, Inc. (Incorporated by reference to the Company's Form 10-Q File # 0-24206, dated August 12, 1999) *

10.93 Amended and Restated Limited Partnership Agreement dated July 29, 1999, between FR Park Racing, L.P., Pennwood Racing, Inc. and Penn National GSFR, Inc. (Incorporated by reference to the Company's Form 10-Q, File # 0-24206, dated August 12, 1999.) *

10.94 Amended and Restated Limited Partnership Agreement dated July 29, 1999, between FR Park Services, L.P., Pennwood Racing, Inc. and Penn National GSFR, Inc. (Incorporated by reference to the Company's Form 10-Q, File # 0-24206, dated August 12, 1999.) *

10.95 Amended and Restated Limited Partnership Agreement dated July 29, 1999, between GS Park Racing, L.P., Pennwood Racing, Inc. and Penn National GSFR, Inc. (Incorporated by reference to the Company's Form 10-Q, File # 0-24206, dated August 12, 1999.) *

10.96 Amended and Restated Limited Partnership Agreement dated July 29, 1999, between GS Park Services, L.P., Pennwood Racing, Inc. and Penn National GSFR, Inc. (Incorporated by reference to the Company's Form 10-Q, File # 0-24206, dated August 12, 1999.) *

10.01a Subordination and Intercreditor Agreement dated July 29, 1999, between the Company, FR Park Racing and Commerce Bank, N.A. (Incorporated by reference to the Company's Form 10-Q, File # 0-24206, dated August 12, 1999.) *

10.02a Debt Service Maintenance Agreement dated July 29, 1999, between the Company and Commerce Bank, N.A. (Incorporated by reference to the Company's Form 10-Q, File # 0-24206, dated August 12, 1999.) *

10.03a First Supplemental Indenture dated May 19, 1999, between the Company and State Street Bank and Trust Company, Trustee. (Incorporated by reference to the Company's Form 10-Q, File # 0-24206, dated August 12, 1999.) *

 * Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           Penn National Gaming, Inc.

October 12, 1999                  By:_/s/Robert S. Ippolito_____________________
Date                                 Robert S. Ippolito, Chief Financial Officer

                                  Exhibit Index

Exhibit No.                Description

10.91 Second Amendment to Joint Venture Agreement dated as of July 29, 1999, between the Company and Greenwood Racing, Inc. (Incorporated by reference to the Company's Form 10-Q, File # 0-24206, dated August 12, 1999.) *

10.92 Shareholder's Agreement dated July 29, 1999, between Penn National Holding Company and Greenwood Racing, Inc. (Incorporated by reference to the Company's Form 10-Q File # 0-24206, dated August 12, 1999) *

10.93 Amended and Restated Limited Partnership Agreement dated July 29, 1999, between FR Park Racing, L.P., Pennwood Racing, Inc. and Penn National GSFR, Inc. (Incorporated by reference to the Company's Form 10-Q, File # 0-24206, dated August 12, 1999.) *

10.94 Amended and Restated Limited Partnership Agreement dated July 29, 1999, between FR Park Services, L.P., Pennwood Racing, Inc. and Penn National GSFR, Inc. (Incorporated by reference to the Company's Form 10-Q, File # 0-24206, dated August 12, 1999.) *

10.95 Amended and Restated Limited Partnership Agreement dated July 29, 1999, between GS Park Racing, L.P., Pennwood Racing, Inc. and Penn National GSFR, Inc. (Incorporated by reference to the Company's Form 10-Q, File # 0-24206, dated August 12, 1999.) *

10.96 Amended and Restated Limited Partnership Agreement dated July 29, 1999, between GS Park Services, L.P., Pennwood Racing, Inc. and Penn National GSFR, Inc. (Incorporated by reference to the Company's Form 10-Q, File # 0-24206, dated August 12, 1999.) *

10.01a Subordination and Intercreditor Agreement dated July 29, 1999, between the Company, FR Park Racing and Commerce Bank, N.A. (Incorporated by reference to the Company's Form 10-Q, File # 0-24206, dated August 12, 1999.) *

10.02a Debt Service Maintenance Agreement dated July 29, 1999, between the Company and Commerce Bank, N.A. (Incorporated by reference to the Company's Form 10-Q, File # 0-24206, dated August 12, 1999.) *

10.03a First Supplemental Indenture dated May 19, 1999, between the Company and State Street Bank and Trust Company, Trustee. (Incorporated by reference to the Company's Form 10-Q, File # 0-24206, dated August 12, 1999.) *

* Previously filed.
                                       41